[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.7

AGREEMENT SUMMARY

On April 13, 2009, Procera Networks, Inc. entered into an oral agreement with Continuous Computing Corporation of San Diego, California to substantially outsource Procera’s operations and logistics functions, formerly handled in Procera’s Los Gatos, California facility, to Continuous Computing.  Under the terms of the agreement, Continuous Computing will receive an up-front payment from Procera of $[ * ] and will be compensated by Procera based on an hourly rate of $[ * ] and/or fixed fee based on the existing OEM agreement between Procera and Continuous Computing for ATCA systems, or equipment price plus [ * ]% markup for non-ATCA systems, to load Procera’s software into servers and other hardware devices, perform testing and inspection services and ship directly to Procera’s customers.  Following an initial evaluation period, the parties may, in their mutual discretion, negotiate a definitive written agreement.